UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2009

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On July 6, 2009, Discover Financial Services (“Discover”) issued a press release announcing a proposed $500 million public offering of its common stock and, subject to market conditions, an offering of senior notes in the near future. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Assuming the completion of the proposed $500 million equity offering and after giving effect to (1) the actions Discover has taken or has announced an intention to take in order to maintain the credit ratings of the trusts through which Discover accesses the securitization market and (2) the implementation of Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets-an amendment of FASB Statement No. 140, and Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) using historic costs for asset/liability consolidation (fair value election is being reviewed), Discover’s estimated pro forma Tier 1 risk-based capital ratio as of May 31, 2009 would have been 11.8%.

In addition, Discover also reaffirms its guidance of an expected range of between 8.5% to 9.0% for its managed net charge-off rate for its fiscal third quarter of 2009.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Discover’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and there is no undertaking to update or revise them as more information becomes available. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the actions and initiatives of current and potential competitors; our ability to manage credit risks and securitize our receivables at acceptable rates and under sale accounting treatment; changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment and the levels of consumer confidence and consumer debt; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; the availability and cost of funding and capital; access to U.S. equity, debt and deposit markets; the ability to manage our liquidity risk; losses in our investment portfolio; the ability to increase or sustain Discover Card usage or attract new cardmembers and introduce new products or services; our ability to attract new merchants and maintain relationships with current merchants; our ability to successfully achieve interoperability among our networks and maintain relationships with network participants; material security breaches of key systems; unforeseen and catastrophic events; our reputation; the potential effects of technological changes; the effect of political, economic and market conditions and geopolitical events; unanticipated developments relating to lawsuits, investigations or similar matters; the impact of current, pending and future legislation, regulation and regulatory and legal actions, including new laws limiting or modifying certain credit card practices and legislation related to government programs to stabilize the financial markets; our ability to attract and retain employees; the ability to protect our intellectual property; the impact of any potential future acquisitions; investor sentiment; resolution of our dispute with Morgan Stanley; and the restrictions on our operations resulting from financing transactions.

Additional factors that could cause Discover’s results to differ materially from those described in the forward-looking statements can be found under “Part I. Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended November 30, 2008 and under “Part II. Item 1A. Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2009, and May 31, 2009, which are filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: July 6, 2009	By:	/s/ Christopher Greene
	Name:	Christopher Greene
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 6, 2009.